Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports First Quarter 2013 Results

ATLANTA, April 24, 2013 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2013. The company reported revenue from continuing operations of $566.5 million in the first quarter of 2013, a 12 percent increase from the first quarter of 2012.

First quarter diluted EPS from continuing operations attributable to Equifax was $0.67, an increase of 15 percent from the first quarter of 2012. On a non-GAAP basis, adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, net of associated tax impacts, was $0.87, up 26 percent from the first quarter of 2012.

"Double digit revenue growth in four of our five operating segments, along with solid execution on our most important strategic initiatives, resulted in strong first quarter performance," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "Each of our operating segments continues to make very good progress and with this strong performance we remain confident with the full year guidance we outlined at the beginning of the year."

First Quarter 2013 Highlights

•	In addition to the financial highlights noted above, first quarter 2013 net income from continuing operations attributable to Equifax was $82.1 million, a 15 percent increase from the prior year.

•	Operating margin was 26.3 percent for the first quarter of 2013, compared to 25.4 percent in the first quarter of 2012.

•	We recorded a gain of $18.4 million from the sales of our Talent Management Services and Equifax Settlement Services business lines. The gain includes an income tax benefit of $18.1 million. Both of these businesses, as well as the gain on the sales, are reported as discontinued operations.

•	Total debt at March 31, 2013 was $1.62 billion, down $108.4 million from December 31, 2012.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $245.1 million in the first quarter of 2013 compared to $210.3 million in the first quarter of 2012, an increase of 17 percent.

•	Online Consumer Information Solutions revenue was $175.6 million, up 14 percent from a year ago.
•	Mortgage Solutions revenue was $29.6 million, up 33 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $39.9 million, up 17 percent when compared to a year ago.

Operating margin for USCIS was 37.5 percent in the first quarter of 2013 compared to 38.7 percent in the first quarter of 2012. Depreciation and amortization expense as a percent of revenue increased 2.4 percentage points, compared to the first quarter of 2012, primarily due to the acquisition in December 2012 of CSC Credit Services.

International

Total revenue was $123.7 million in the first quarter of 2013, a 2 percent increase from the first quarter of 2012 and a 4 percent increase on a local currency basis.

•	Latin America revenue was $46.5 million, up 4 percent in local currency and flat in U.S. dollars from a year ago.
•	Europe revenue was $44.6 million, up 4 percent in local currency and 3 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $32.6 million, up 5 percent in local currency and 4 percent in U.S. dollars from a year ago.

Operating margin for International was 28.1 percent in the first quarter of 2013 compared to 31.8 percent in the first quarter of 2012.

Workforce Solutions

Total revenue was $123.7 million in the first quarter of 2013, a 14 percent increase over the first quarter of 2012.

•	Verification Services revenue was $68.8 million, up 21 percent when compared to a year ago.
•	Employer Services revenue was $54.9 million, up 6 percent when compared to a year ago.

Operating margin for Workforce Solutions was 30.3 percent in the first quarter of 2013 compared to 24.1 percent in the first quarter of 2012.

North America Personal Solutions

Revenue was $51.1 million, a 14 percent increase from the first quarter of 2012. Operating margin was 28.4 percent compared to 25.1 percent in the first quarter of 2012. Operating margin benefitted from lower credit file and monitoring expenses following the acquisition of CSC Credit Services in December 2012.

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North America Commercial Solutions

Revenue was $22.9 million, up 10 percent in U.S. dollars and local currency compared to the first quarter of 2012. Operating margin was 21.3 percent compared to 16.8 percent in the first quarter of 2012.

Second Quarter 2013 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates as well as continued strength in mortgage activity, consolidated revenue for the second quarter of 2013 is expected to be up 12 to 14 percent from the year-ago quarter. Second quarter 2013 adjusted EPS attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.88 and $0.91, up 23 to 27 percent from the year-ago quarter.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 500 million consumers and 81 million businesses worldwide, and uses advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 25, 2013, at 8:30 a.m. (EDT) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents net income and diluted EPS from continuing operations attributable to Equifax which excludes acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

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Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the establishment in 2011 of the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S.; federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis; the recent downgrade of U.S. sovereign debt and political concerns over related budgetary matters, exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the Consumer Financial Protection Bureau. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, including without limitation under the captions “Item 1. Business -- Information Security and Government Regulation” and “-- Forward-Looking Statements” and “Item 1A, Risk Factors,” and in our other filings with U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2013	2012
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$566.5	$505.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	195.1	187.4
Selling, general and administrative expenses	174.5	149.8
Depreciation and amortization	47.9	40.4
Total operating expenses	417.5	377.6
Operating income	149.0	128.3
Interest expense	(17.7)	(13.8)
Other income, net	0.1	1.3
Consolidated income before income taxes	131.4	115.8
Provision for income taxes	(47.2)	(42.5)
Consolidated income from continuing operations	84.2	73.3
Discontinued operations, net of tax	19.0	0.4
Consolidated net income	103.2	73.7
Less: Net income attributable to noncontrolling interests	(2.1)	(2.2)
Net income attributable to Equifax	$101.1	$71.5
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$82.1	$71.1
Discontinued operations, net of tax	19.0	0.4
Net income	$101.1	$71.5

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.68	$0.59
Discontinued operations attributable to Equifax	0.16	0.01
Net income attributable to Equifax	$0.84	$0.60
Weighted-average shares used in computing basic earnings per share	120.5	120.0
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.67	$0.58
Discontinued operations attributable to Equifax	0.15	0.00
Net income attributable to Equifax	$0.82	$0.58
Weighted-average shares used in computing diluted earnings per share	123.1	122.4
Dividends per common share	$0.22	$0.18

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EQUIFAX

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107.6	$146.8
Trade accounts receivable, net of allowance for doubtful accounts of $6.2 and $6.3 at March 31, 2013 and December 31, 2012, respectively	310.4	317.0
Prepaid expenses	32.1	26.2
Other current assets	34.7	39.7
Total current assets	484.8	529.7
Property and equipment:
Capitalized internal-use software and system costs	371.9	369.9
Data processing equipment and furniture	189.7	198.4
Land, buildings and improvements	179.6	177.0
Total property and equipment	741.2	745.3
Less accumulated depreciation and amortization	(460.1)	(461.6)
Total property and equipment, net	281.1	283.7
Goodwill	2,253.5	2,290.4
Indefinite-lived intangible assets	254.4	254.5
Purchased intangible assets, net	945.7	987.7
Other assets, net	167.7	165.1
Total assets	$4,387.2	$4,511.1

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$176.7	$283.3
Accounts payable	28.2	25.1
Accrued expenses	80.0	84.9
Accrued salaries and bonuses	32.5	104.7
Deferred revenue	58.9	57.9
Other current liabilities	73.4	90.6
Total current liabilities	449.7	646.5
Long-term debt	1,445.6	1,447.4
Deferred income tax liabilities, net	220.8	227.7
Long-term pension and other postretirement benefit liabilities	173.1	176.3
Other long-term liabilities	53.5	54.0
Total liabilities	2,342.7	2,551.9
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at March 31, 2013 and December 31, 2012;
Outstanding shares - 120.6 and 120.4 at March 31, 2013 and December 31, 2012, respectively	236.6	236.6
Paid-in capital	1,149.6	1,139.6
Retained earnings	3,139.1	3,064.6
Accumulated other comprehensive loss	(368.6)	(362.0)
Treasury stock, at cost, 68.1 shares and 68.3 shares at March 31, 2013 and December 31, 2012, respectively	(2,132.3)	(2,139.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at March 31, 2013 and December 31, 2012, respectively	(5.9)	(5.9)
Total Equifax shareholders' equity	2,018.5	1,933.2
Noncontrolling interests	26.0	26.0
Total equity	2,044.5	1,959.2
Total liabilities and equity	$4,387.2	$4,511.1
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EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2013	2012
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$103.2	$73.7
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	(18.4)	-
Depreciation and amortization	48.1	41.3
Stock-based compensation expense	10.4	9.3
Excess tax benefits from stock-based compensation plans	(0.6)	(0.5)
Deferred income taxes	(3.6)	0.4
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(4.1)	(11.0)
Prepaid expenses and other current assets	0.2	(3.6)
Other assets	4.3	(1.2)
Current liabilities, excluding debt	(74.9)	(60.2)
Other long-term liabilities, excluding debt	1.7	0.1
Cash provided by operating activities	66.3	48.3
Investing activities:
Capital expenditures	(18.7)	(20.2)
Cash received from divestitures	43.7	-
Cash provided by (used in) investing activities	25.0	(20.2)
Financing activities:
Net short-term repayments	(106.6)	(30.2)
Dividends paid to Equifax shareholders	(26.5)	(21.2)
Dividends paid to noncontrolling interests	(1.1)	-
Proceeds from exercise of stock options	5.9	20.6
Excess tax benefits from stock-based compensation plans	0.6	0.5
Other	(0.7)	(0.4)
Cash used in financing activities	(128.4)	(30.7)
Effect of foreign currency exchange rates on cash and cash equivalents	(2.1)	7.6
Increase (decrease) in cash and cash equivalents	(39.2)	5.0
Cash and cash equivalents, beginning of period	146.8	127.7
Cash and cash equivalents, end of period	$107.6	$132.7

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended March 31,
					Local Currency
	2013	2012	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$175.6	$153.9	$21.7	14%
Mortgage Solutions	29.6	22.3	7.3	33%
Consumer Financial Marketing Services	39.9	34.1	5.8	17%
Total U.S. Consumer Information Solutions	245.1	210.3	34.8	17%
Latin America	46.5	46.5	0.0	0%	4%
Europe	44.6	43.1	1.5	3%	4%
Canada Consumer	32.6	31.4	1.2	4%	5%
Total International	123.7	121.0	2.7	2%	4%
Verification Services	68.8	56.8	12.0	21%
Employer Services	54.9	52.1	2.8	6%
Total Workforce Solutions	123.7	108.9	14.8	14%
North America Personal Solutions	51.1	44.9	6.2	14%
North America Commercial Solutions	22.9	20.8	2.1	10%	10%
Total operating revenue	$566.5	$505.9	$60.6	12%	12%

(in millions)	Three Months Ended March 31,
		Operating		Operating
	2013	Margin	2012	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$91.9	37.5%	$81.4	38.7%	$10.5	13%
International	34.7	28.1%	38.5	31.8%	(3.8)	-10%
Workforce Solutions	37.4	30.3%	26.2	24.1%	11.2	43%
North America Personal Solutions	14.5	28.4%	11.3	25.1%	3.2	29%
North America Commercial Solutions	4.9	21.3%	3.5	16.8%	1.4	40%
General Corporate Expense	(34.4)	nm	(32.6)	nm	(1.8)	-5%
Total operating income	$149.0	26.3%	$128.3	25.4%	$20.7	16%

nm - not meaningful

* Reflects percentage change in revenue conforming 2013 results using 2012 exchange rates.

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?

Our effective tax rate was 36.0% for the three months ended March 31, 2013, down from 36.7% for the same period in 2012. Our income tax rate was lower primarily due to increased discrete tax benefits recognized in the first quarter of 2013 as compared to the first quarter of 2012.

3.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2013	2012
U.S. Consumer Information Solutions	$18.3	$10.7
International	6.0	6.3
Workforce Solutions	16.6	16.3
North America Personal Solutions	1.6	1.7
North America Commercial Solutions	1.1	1.2
General Corporate Expense	4.3	4.2
Total depreciation and amortization	$47.9	$40.4

4.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2013
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(0.3)	-1%	$(0.1)	-1%
Canada Commercial	-	0%	-	0%
Europe	(0.3)	-1%	(0.2)	-2%
Latin America	(1.8)	-4%	(1.3)	-6%

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense:

	Three Months Ended
	March 31,
	2013	2012	$ Change	% Change

Net income from continuing operations attributable to Equifax	$82.1	$71.1	$11.0	15%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	25.5	13.9	11.6	83%
Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$107.6	$85.0	$22.6	27%
Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$0.87	$0.69	$0.18	26%

Weighted-average shares used in computing diluted EPS	123.1	122.4

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Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

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